Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 (No. 333-78707) of our report, dated April 7, 1999, relating to the consolidated financial statements of U.S. Laboratories Inc. and subsidiaries, included in the 1998 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-KSB for the years ended December 31, 1998 and 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 16, 1999